UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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NAVIGANT INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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84 INVERNESS CIRCLE EAST

ENGLEWOOD, CO 80112

March 16, 2006

DEAR STOCKHOLDER:

You are cordially invited to attend the Annual Meeting of Stockholders for the fiscal year 2004 (the “Meeting”) of Navigant International, Inc. to be held on April 18, 2006, at 9:00 a.m., Mountain Standard Time, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112.

At the Annual Meeting, the stockholders will be asked:

1.	To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.	To consider such other matters as may properly come before the Meeting, and at any and all adjournments thereof.

On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement that will describe the matters to be presented at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the election of the nominated directors.

Your vote is important. Even if you plan to attend the Meeting in person, we request that you sign and return the enclosed proxy or voting instruction card and thus ensure that your shares will be represented at the Meeting if you are unable to attend. If you attend the Meeting, you may withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

Edward S. Adams Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS FOR FISCAL YEAR 2004

TO BE HELD APRIL 18, 2006

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders for fiscal year 2004 (the “Meeting”) of Navigant International, Inc., a Delaware corporation (the “Company”), will be held on April 18, 2006, at 9:00 a.m., Mountain Standard Time, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, for the following purposes:

(1)	To elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2)	To consider such other matters as may properly come before the Meeting, and at any and all adjournments thereof.

Only stockholders of record at the close of business on March 3, 2006 are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

Eugene A. Over, Jr. Senior Vice President/Administration, General Counsel and Secretary

Englewood, Colorado

March 16, 2006

A PROXY CARD IS ENCLOSED. YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

84 INVERNESS CIRCLE EAST

ENGLEWOOD, CO 80112

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS FOR FISCAL YEAR 2004

To be held April 18, 2006

GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors of Navigant International, Inc., a Delaware corporation (“Navigant” or the “Company”), for use at the Company’s Annual Meeting of Stockholders for fiscal year 2004 (the “Meeting”) to be held at 9:00 a.m., Mountain Standard Time, on April 18, 2006, at Navigant’s corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, and at any and all adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to the stockholders of the Company on or about March 20, 2006.

In 2005, we undertook a significant financial review related to our allocation of the purchase price of certain business acquisitions completed from 1997 through 2004, examining and reconsidering the allocations we had previously made between goodwill and customer-related and other identifiable intangibles. This review was completed in October of 2005, and caused us to restate our financial information for the fiscal years 2000, 2001, 2002, and 2003, each of the four fiscal quarters of fiscal 2003, the first three quarters of fiscal 2004, and previously announced results for fiscal 2004. In addition, the review and the restatement caused us to delay the filing of our annual report on Form 10-K for the fiscal year 2004, and our quarterly reports on Forms 10-Q for the periods ended March 27, 2005, June 26, 2005, and September 25, 2005. Because of our delay in filing these reports, we were unable to hold a shareholders’ meeting for the fiscal year ended 2004 within the 2005 calendar year. The shareholders’ meeting to which this proxy statement relates is the meeting for the fiscal year 2004.

The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited consolidated financial statements for the fiscal year ended December 25, 2005, is being mailed to stockholders of the Company simultaneously with this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

All voting rights are vested exclusively in the holders of the Company’s Common Stock, $.001 par value per share (the “Common Stock”). Each share of Common Stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the Meeting, when present in person or by proxy, constitute a quorum. On March 3, 2006, the record date for stockholders entitled to vote at the Meeting, 16,745,655 shares of Common Stock were outstanding.

Proxies in the enclosed form will be effective if properly executed prior to the Meeting. The Common Stock represented by each effective proxy will be voted at the Meeting in accordance with the instructions on the proxy. If no instructions are indicated on a proxy, all Common Stock represented by such proxy will be voted FOR election of the nominees named in the proxy as the Class I directors and, as to any other matters of business that properly come before the Meeting, by the named proxies at their discretion.

Any stockholder submitting their proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company, by voting in person at the Meeting or by filing at the Meeting a later executed proxy.

When a quorum is present, in the election of a director, the nominee having the highest number of votes cast in favor of his or her election will be elected to the Company’s Board of Directors. With respect to any other matter that may properly come before the Meeting, unless a greater number of votes is required by law or by the Company’s Certificate of Incorporation, a matter will be approved if holders of a majority of the votes present in person or represented by proxy at the Meeting are voted in favor of the matter.

Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions with respect to the election of the Class I directors will not have any effect on the election of the Class I directors. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter, and, assuming the presence of a quorum, will not affect whether any proposal is approved at the Meeting.

The Company will pay the cost of soliciting proxies in the accompanying form. The Company has retained the services of American Stock Transfer & Trust Company to assist in distributing proxy materials to brokerage houses, banks, custodians and other nominee holders, to distribute proxies to the registered shareholders of the Company and to collect proxies. The estimated cost of such services is $10,000 as well as any out-of-pocket expenses. Although there are no formal agreements to do so, proxies may also be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares of record held by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS

General

The Company’s Certificate of Incorporation provides for the classification of the Company’s Board of Directors. The Board of Directors, which currently is composed of six members, is divided into three classes. One class stands for re-election at each annual meeting of shareholders. The Board of Directors currently is classified into two Class I directors (John A. Ueberroth and David W. Wiederecht), two Class II directors (Ned A. Minor and D. Craig Young) and two Class III directors (Edward S. Adams and Vassilios Sirpolaidis), whose terms will expire upon the election and qualification of directors at the annual meetings of stockholders for the fiscal year 2004 (to be held on April 18, 2006), for the fiscal year 2005 (to be held on July 28, 2006) and for the fiscal year 2006 (to be held in 2007), respectively. At each annual meeting of stockholders, directors in a particular class will be elected by the stockholders of the Company for a full term of three years to succeed those directors whose terms are expiring. The powers and responsibilities of each class of directors are identical. All directors shall serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Proxies cannot be voted for a greater number of persons than the number of nominees named therein. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the nominee for director named below. If, at the time of the Meeting, the nominee shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their discretion. If elected, the nominees will hold office until the 2008 annual meeting of stockholders or until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Class I Director Nominees

John A. Ueberroth and David W. Wiederecht are nominees for re-election to the Board as Class I directors. Each has consented to stand for re-election. The Board of Directors unanimously recommends that the shareholders vote FOR their election as the Class I directors of the Company.

Name and Age	Position and Principal Occupation for the Last Five Years	Director Since
John A. Ueberroth Age 62	John A. Ueberroth has served as our director since October 2003. Mr. Ueberroth has served as the Chairman of the Board of Directors and Chief Executive Officer of Preferred Hotel Group, a hotel representation company, since March 2004, as well as the Chairman of the Board of Directors for Ambassadors Group, Inc., an educational travel company, since November 2001. Mr. Ueberroth also served as the Co-Chairman of the Board of Directors of Ambassadors International, Inc., a travel management company, from November 2003 to June 2004 and as that company’s President, Chief Executive Officer and Director from August 1995 through November 2003.	2003

David W. Wiederecht Age 50	David W. Wiederecht has served as our director since June 2001. Mr. Wiederecht initially was designated as a director as part of the acquisition of SatoTravel, wherein the former stockholders of SatoTravel (General Electric Pension Trust, Stuart Mill, LLC, Ambassadors International, Inc. and Hough Investment Limited Partnership) had the right to designate two Class I directors for the balance of the term of Class I directors. Mr. Weiderecht subsequently was re-elected by our stockholders in 2002 to serve a three-year term. Mr. Wiederecht has served as Vice President of Alternative Investments for GE Asset Management, Inc. since 1988. Mr. Wiederecht has also served as a director for Elephant & Castle Group, Inc. since 1995.	2001

Continuing Directors

The persons named below will continue to serve as directors of the Company until the annual meeting of stockholders in the year indicated below and until their successors are elected and take office. Stockholders are not voting on the election of the Class II and Class III directors. The following table shows the names, ages, positions and principal occupations for the last five years of each continuing director.

Name and Age	Position and Principal Occupation for the Last Five Years	Director Since
	Class II—Term Expires in July 2006
Ned A. Minor Age 60	Ned A. Minor has served as our director since June 1998. Mr. Minor has served as Director, President and Vice-President of Minor & Brown, P.C., a private law firm, since 1977. Mr. Minor is a practicing attorney in the state of Colorado, specializing in the areas of general corporate law and mergers and acquisitions.	1998

D. Craig Young Age 52	D. Craig Young has served as our director since June 1998. In June 2004, Mr. Young began serving as the Chief Executive Officer and Chairman of the Board of Netifice Communications, Inc., an Internet provider company. Prior to that, Mr. Young served as the Managing Member of Catalina Consulting, a consulting services company, beginning in November 2002. From June 2000 to October 2002, Mr. Young served as Vice Chairman and Director of AT&T Canada.	1998

Name and Age	Position and Principal Occupation for the Last Five Years	Director Since
	Class III—Term Expires in 2007
Edward S. Adams Age 55	Edward S. Adams has served as our Chairman of the Board and Chief Executive Officer since February 1998. In January 2003, he also began serving as our President.	1998

Vassilios Sirpolaidis Age 58	Vassilios Sirpolaidis has served as our director since June 1998. Mr. Sirpolaidis has served as the Managing Partner of Vailco Group, LLC, a construction and development company, since August 2001. He served as the Rocky Mountain Regional President of U.S. Office Products from April 1999 through May 2001. He also served as President of Mile High Office Supply, Inc. (“Mile High”) from 1978 through May 2001. U.S. Office Products acquired Mile High in July 1996.	1998

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of our Common Stock beneficially owned as of March 3, 2006, by (1) all persons known by us to own beneficially more than 5% of our Common Stock, (2) each director, (3) our Chief Executive Officer and our four other highest paid executive officers, or the Named Executive Officers, and (4) all of our directors and executive officers as a group. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G, Schedules 13D and Forms 4 filed with the SEC. Schedules 13G provide information as to beneficial ownership only as of their dates of filing, and, consequently, the beneficial ownership of our principal stockholders may have changed between such dates and the date of this Proxy. All persons listed below have sole voting and investment power with respect to their shares of Common Stock unless otherwise indicated.

	Number of Shares Beneficially Owned	Percent of Class (1)(2)
Security Ownership of Management
Edward S. Adams (3)	1,106,990	6.2%
Sam A. DeFranco (4)	58,437	*
David F. Buskirk (5)	28,485	*
Robert C. Griffith (6)	106,685	*
Gary Pearce (7)	6,250	*
Ned A. Minor (8)	12,000	*
Vassilios Sirpolaidis (8)	180,002	1.1%
John A. Ueberroth (9)	14,500	*
David W. Wiederecht (10)	0	—
D. Craig Young (8)	14,100	*
All current executive officers and directors as a group (21 persons) (11)	1,813,363	10.4%

Security Ownership and Address of Certain Beneficial Owners
Boron Securities NV PO Box 3040 Plaza Roi Katochi, Kaya Flamboyan 3 Willemstad, Curacao The Netherlands Antilles	1,897,897	11.3%
Preussag Financz- und Beteiligungs GmbH (12) Karl-Wiechart-Allee 4 Hanover 2M 30625, Federal Republic of Germany	1,707,100	10.2%
Wellington Management Company LLP 75 State Street Boston, MA 02109	1,303,600	7.8%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	1,260,715	7.5%
ICM Asset Management, Inc. (13) 601 W Main Avenue, Suite 600 Spokane, WA 99201	1,201,525	7.2%
Columbia Wanger Asset Management LP (14) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	1,045,000	6.2%

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible debentures exercisable or convertible within 60 days of March 3, 2006 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2)	Percentage of ownership is based on 16,745,655 shares of Common Stock issued and outstanding at March 3, 2006, plus, as to the holder thereof only and no other person, the number of shares of Common Stock subject to options, warrants and convertible debentures exercisable or convertible within 60 days of March 3, 2006 by that person.
(3)	Includes 12,353 shares held by Marcono, LLC, a family partnership; Mr. Adams disclaims beneficial ownership of these shares except for his pecuniary interest therein and 996,532 shares of Common Stock that may be acquired upon exercise of options, which are exercisable within 60 days of March 3, 2006.
(4)	Includes 17,500 shares of Common Stock, which may be acquired upon exercise of options that are exercisable within 60 days of March 3, 2006.
(5)	Includes 28,485 shares of Common Stock, which may be acquired upon exercise of options that are exercisable within 60 days of March 3, 2006.
(6)	Includes 102,204 shares of Common Stock, which may be acquired upon exercise of options that are not exercisable within 60 days of March 3, 2006.
(7)	Includes 6,250 shares of Common Stock, which may be acquired upon exercise of options that are exercisable within 60 days of March 3, 2006.
(8)	Includes 10,000 shares of Common Stock, which may be acquired upon exercise of options that are exercisable within 60 days of March 3, 2006.
(9)	Includes 14,500 shares of Common Stock, which may be acquired upon exercise of options that are exercisable within 60 days of March 3, 2006.
(10)	Excludes 660,033 shares held by General Electric Pension Trust. The investment manager of General Electric Pension Trust is GE Asset Management, of which Mr. Wiederecht is an officer. Mr. Wiederecht disclaims beneficial ownership of these shares and has no pecuniary interest in these shares.
(11)	Includes 1,442,816 shares of Common Stock, which may be acquired upon exercise of options that are exercisable within 60 days of March 3, 2006.
(12)	Preussag Financz-und Beteiligungs GmbH acquired the shares of our common stock from TQ3 Travel Solutions Management Holding GmbH pursuant to a purchase agreement dated December 22, 2005. Both Preussag Financz-und Beteiligungs and TQ3 Travel Solutions Management Holding are wholly-owned subsidiaries of TUI AG. On March 17, 2004, we signed a Global Business Travel Venture Agreement with TQ3 Travel Solutions Management Holding. In connection with the joint venture, TQ3 Travel Solutions Management Holding and Navigant each purchased a 50% in TQ3 Travel Solutions GmbH. On January 3, 2006, we agreed with TQ3 Travel Solutions Management Holding to terminate our joint venture. As part of that termination, TQ3 Travel Solutions Management Holding transferred its 50% stake in TQ3 Travel Solutions GmbH to us.
(13)	Includes 25,950 shares held by individual limited partnerships of which Koyah Ventures, LLC is the general partner and of which ICM is the investment advisor. James M. Simmons is the president and controlling shareholder of ICM and the manager and controlling owner of Koyah Ventures, LLC.
(14)	Includes shares held by Columbia Acorn Trust, a Massachusetts business trust advised by Columbia Wanger Asset Management, L.P. (“WAM”) WAM Acquisition GP, Inc. is the general partner of WAM.

We have not included 4,349,405 shares of Common Stock underlying our $72 million principal amount of convertible subordinated debentures in the total shares of Common Stock outstanding because they are not currently convertible within 60 days. We are aware of a 13G filed by Amaranth LLC indicating that it beneficially owns debentures convertible into 1,223,270 shares or approximately 7.3% of our Common Stock and of a 13G filed by CNH Partners, LLC indicating that it beneficially owns debentures convertible into 912,617 shares or, approximately 5.4% of our Common Stock. We have not included Amaranth LLC or CNH Partners, LLC in the beneficial ownership table as the debentures are not currently convertible.

We have not had a change in control since the beginning of our last fiscal year, and there are no arrangements known to us, including any pledge of our securities, the operation of which may at a subsequent date result in a change in control of us.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information as of March 3, 2006 concerning each of our directors and executive officers. All directors serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Officers are appointed by and serve at the discretion of our Board of Directors.

Name	Age	Position
Edward S. Adams	55	Chairman of the Board (3), Chief Executive Officer and President
Robert C. Griffith	56	Chief Operating Officer, Chief Financial Officer and Treasurer
John S. Coffman	44	Chief Accounting Officer and Senior Vice President/Finance
Kenneth W. Migaki	47	Chief Information Officer
Eugene A. Over, Jr.	47	Senior Vice President/Administration, General Counsel and Secretary
M. Keith Taylor	44	Senior Vice President, Sales and Account Management
Regina Q. Keating	63	Vice President, Operations and President, Navigant International/Rocky Mountain
David F. Buskirk	56	President, Navigant International/West
Fred L. Coward, III	67	President, Navigant Vacations
Sam A. DeFranco	48	President, Navigant International/East
Lyell H. Farquharson	48	President, Navigant International/Canada
Richard D. Furness	56	European Regional President
Kelly L. Kuhn	40	President, SatoTravel
Gary R. Pearce	48	President, Navigant International/Central
Michael J. Premo	50	Senior Vice President, Global Network
Steven E. Some	47	President, Navigant Performance Group
Ned A. Minor	60	Director (2)
Vassilios Sirpolaidis	58	Director (3)
John A. Ueberroth	62	Director (1)
David W. Wiederecht	50	Director (1)
D. Craig Young	52	Director (2)

(1)	Class I Director.
(2)	Class II Director.
(3)	Class III Director.

Business Biographies

Please see biographies for directors on pages 3 and 4.

Robert C. Griffith has served as our Chief Financial Officer and Treasurer since February 1998. He also began serving as our Chief Operating Officer in January 2003. Mr. Griffith is licensed as a certified public accountant in the state of Colorado.

John S. Coffman has served as our Chief Accounting Officer and Senior Vice President/Finance since January 2004. From July 2001 through January 2004 he served in the same capacity as Senior Vice President/Finance and Corporate Controller and from June 1998 through July 2001 he served in this same capacity as Vice President. Mr. Coffman is licensed as a certified public accountant in the state of Colorado.

Kenneth W. Migaki has served as our Chief Information Officer since December 2003. Prior to that, Mr. Migaki was employed by JD Edwards, a software company, from May 1996 to December 2003, holding various positions including Vice President, Director of IT Infrastructure Services and Manager of Computing Services.

Eugene A. Over, Jr. has served as our Senior Vice President/Administration, General Counsel and Secretary since July 2001. From February 1998 though July 2001 he served in this same capacity as Vice President. Mr. Over is licensed as an attorney in the state of Colorado.

M. Keith Taylor has served as our Senior Vice President, Sales and Account Management since January 2005. Prior to that, Mr. Taylor served as President of Navigant International/Northwest, one of our subsidiaries, since December 1999.

Regina Q. Keating has served as our Vice President of Operations since October 1999, and the President of Navigant International/Rocky Mountain, one of our subsidiaries, since March 1998.

David F. Buskirk serves as President of Navigant International/West. Prior to that, Mr. Buskirk served as President of Navigant International/Southwest, one of our subsidiaries, of which he served as President from since June 1999 to December 2005.

Fred L. Coward, III has served as the President of Navigant Vacations, one of our subsidiaries, since January 2005. Prior to that, Mr. Coward served as President of Navigant International/Southeast, one of our subsidiaries, since October 1999.

Sam A. DeFranco serves as President of Navigant International/East. Prior to that, Mr. DeFranco served as President of Navigant International/Northeast, one of our subsidiaries, of which he served as President from June 1999 to December 2005.

Lyell H. Farquharson has served as President of Navigant International/Canada, one of our subsidiaries, since October 2001. From 2000 to 2001, he served as the Chief Operating Officer of Minacs Worldwide, a contact center company. Mr. Farquharson is a Chartered Accountant.

Richard D. Furness has served as European Regional President since April 2004, and as Managing Director of Navigant International/United Kingdom since December 1999. Mr. Furness has also served as a Director of Navigant UK Limited since December 1999, a Director of Navigant International/France since June 2002, a Director of Navigant International/Belgium since March 2003, as the Managing Director of Navigant International/Deutschland since January 2003, and the Business Manager of Navigant International Holdings Belgium since March 2003.

Kelly L. Kuhn has served as President of SatoTravel, one of our subsidiaries, since January 2005. Prior to that, Ms. Kuhn served as President of Navigant International/North Central, one of our subsidiaries, since February 2000.

Gary R. Pearce serves as President of our Central region, which primarily consists of Navigant International/North Central, one of our subsidiaries, for which he has served as President since January 2005, and Navigant International/South Central, one of our subsidiaries, for which he has served as President since June 1999.

Michael J. Premo has served as Senior Vice President, Global Network since January 2006. Prior to that, Mr. Premo served as President of Navigant Integrated Services, one of our subsidiaries, since July 2001. Prior to that, Mr. Premo served as Vice President of Strategic Relationships of SatoTravel, one of our subsidiaries, from January 1999 to July 2001.

Steven E. Some has served as President of Navigant Performance Group, one of our subsidiaries, since December 2004. Prior to that, Mr. Some served as Senior Vice President of Navigant Performance Group, one of our subsidiaries, since February 2004. From February 2000 to February 2004, Mr. Some served as President of Incentives Connections, Inc., a meetings and incentive company, which we acquired in February of 2004.

Certain Relationships and Related Transactions

In May 2004, one of our subsidiaries, Navigant International/Northeast (which has been succeeded through merger by Navigant International/East), renewed its lease for office property from DeFranco & Knight, LLC. Mr. DeFranco, President of Navigant International/East, is a 50% owner of DeFranco & Knight, LLC. The term of the renewed lease is for five years starting at annual rent payments of $190,000 and increasing by $5,000 per year. During the fiscal year ended December 25, 2005, our subsidiaries paid an aggregate of approximately $193,000 to DeFranco and Knight, LLC under the lease agreement.

Mr. DeFranco is also a partner in an emergency travel service provider that contracts with Navigant International/East to provide emergency travel service to clients of Navigant International/East at a rate of $14.00 per emergency call. During the fiscal year ended December 25, 2005, our subsidiaries paid approximately $445,000 to such emergency travel service provider.

On March 17, 2004, we signed a Global Business Travel Venture Agreement with TQ3 Travel Solutions Management Holding GmbH. In connection with the joint venture, TQ3 Travel Solutions Management Holding GmbH and Navigant each purchased a 50% in TQ3 Travel Solutions GmbH. Subsequently, TQ3 Travel Solutions Management Holding GmbH acquired ownership of our Common Stock in excess of 10% of the total shares outstanding. Preussag Financz-und Beteiligungs GmbH acquired the shares of our common stock from TQ3 Travel Solutions Management Holding GmbH pursuant to a purchase agreement dated December 22, 2005. Both Preussag Financz-und Beteiligungs and TQ3 Travel Solutions Management Holding are wholly-owned subsidiaries of TUI AG. On January 3, 2006, we agreed with TQ3 Travel Solutions Management Holding to terminate our joint venture. As part of that termination, TQ3 Travel Solutions Management Holding transferred its 50% stake in TQ3 Travel Solutions GmbH to us. We received a payment of approximately $6 million in connection with the termination of the joint venture.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and beneficial owners of more than 10% of our outstanding shares to file with the SEC reports regarding changes in their beneficial ownership of our shares.

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto furnished to us, there were no persons who, at any time during the fiscal year, were a director, officer or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act, or any other person subject to Section 16 of the Exchange Act, that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Directors’ Meetings and Committees

The entire Board of Directors met thirteen (13) times during the year ended December 26, 2005, and each incumbent director except D. Craig Young attended at least 75% of the board meetings. The Company’s Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating Committee.

Independent Executive Sessions

The Company requires executive sessions of independent directors no less than twice in each of the Company’s fiscal years, beginning with the fiscal year for 2004. Such meetings are attended by only the independent directors of the Company, and are held immediately after the regularly scheduled meetings of the Board of Directors following the conclusion of the Company’s first and third fiscal quarters of each year. Meetings may be held at other times, and shall be noticed and held in accordance with the Company’s By-laws.

Communications with the Board of Directors

Individuals may contact the Board as a group or an individual director at the following mailing address: Board of Directors, Attention: Corporate Secretary, Navigant International, Inc., 84 Inverness Circle East, Englewood, Colorado 80112.

Code of Conduct

We adopted a code of conduct that applies to all employees, including the principal executive officer and the principal financial and accounting officer. The text of our code of conduct is available on our website at www.TQ3Navigant.com. The text of our code of conduct is also available to any person without charge by calling us at (303) 706-0800 or writing us at the following address: Navigant International, Inc., 84 Inverness Circle East, Englewood, Colorado 80112, Attention: Corporate Secretary.

Nominating Committee

In 2005, our Board of Directors formed a nominating committee consisting of all independent directors. The Nominating Committee adopted a written charter that formalized our procedures for the nomination of director candidates. Pursuant to the charter, the Nominating Committee’s primary responsibilities are the following: (1) to screen and recommend to the entire Board of Directors nominees for election or appointment to our Board of Directors; (2) to seek candidates for nomination to the position of director who have excellent decision-making ability, business experience, personal integrity and a high reputation and who meet such other criteria as set forth in writing adopted by the Nominating Committee; and (3) to take into consideration a director nominee submitted to us by a stockholder; provided that the stockholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a stockholder proposal to be included in our proxy statement for the applicable annual meeting as set forth in rules of the Securities and Exchange Commission then in effect.

The current members of our Nominating Committee are Ned A. Minor, Vassilios Sirpolaidis, John A. Ueberroth, David W. Wiederecht and D. Craig Young. We believe the current members of the Nominating Committee are “independent directors” as defined in the rules of the Nasdaq Stock Market. The Nominating Committee did not meet during the fiscal year ended December 25, 2005. The text of our Nominating Committee charter is available on our website at www.TQ3Navigant.com.

Compensation Committee

The Compensation Committee (1) determines the salaries and bonuses of our four most senior officers who are our Chief Executive Officer, our Chief Financial Officer and Chief Operating Officer, our Chief Accounting Officer, and our General Counsel, (2) reviews and approves other terms of their employment agreements with us, and (3) administers the grant of stock options and other awards pursuant to the 1988 Stock Incentive Plan. The Compensation Committee is comprised of outside directors. The members of the Compensation Committee for the fiscal year ended December 25, 2005, were Messrs. Sirpolaidis, Minor and Ueberroth. In the fiscal year ended December 25, 2005, the compensation of these senior officers was not altered and no options were granted under the 1988 Stock Incentive Plan. Consequently, the Compensation Committee did not meet during the fiscal year ended December 25, 2005.

Audit Committee

The Audit Committee adopted a written charter that designates its primary responsibilities as the appointment of the independent public registered accounting firm to audit our annual consolidated financial statements, the pre-approval of all audit and non-audit services, the review of internal and external audit functions, the review of internal accounting controls, the review of annual consolidated financial statements, and a review, at its discretion, of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Messrs. Sirpolaidis, Young and

Wiederecht. We believe that the Audit Committee members are “independent directors” as defined in the rules of the Nasdaq Stock Market. The Audit Committee met eight (8) times during the fiscal year ended December 25, 2005.

Vassilios Sirpolaidis is Chairman of the Audit Committee, and has been determined by the Board of Directors to be, by virtue of his professional experience, an “audit committee financial expert” within the meaning of Item 401(h) of Regulation S-K issued by the Securities and Exchange Commission.

REPORT OF THE AUDIT COMMITTEE

In conjunction with the December 25, 2005 consolidated financial statements, the Audit Committee (1) reviewed and discussed the audited consolidated financial statements with management; (2) discussed the selection, application and disclosures of our critical accounting policies; (3) discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 61 as amended by Statement on Auditing Standards No. 90; and (4) received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm the firm’s independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets with the independent registered public accounting firm to discuss the results of their examination, their evaluation of our internal control over financial reporting, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Vassilios Sirpolaidis

David W. Wiederecht

D. Craig Young

Disclosure of Principal Accounting Fees and Services

The Audit Committee of the Board of Directors determined on June 8, 2004 to engage Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ended December 26, 2004. PricewaterhouseCoopers LLP served as our independent auditors for the fiscal years ended December 28, 2003 and December 29, 2002. On June 8, 2004, the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as our independent auditors following the fiscal year 2003 audit. These actions were also approved by the Board of Directors on June 8, 2004.

PricewaterhouseCoopers’ reports on our consolidated financial statements for each of the years ended December 28, 2003 and December 29, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 28, 2003 and December 29, 2002 and through the date of the appointment of Deloitte & Touche, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused PricewaterhouseCoopers to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 28, 2003 and December 29, 2002 and prior to the appointment of Deloitte & Touche, we did not consult Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

We incurred the following professional fees for services performed by our principal accountant, Deloitte & Touche LLP, for the fiscal years ended December 25, 2005 and December 26, 2004:

	2005	2004
Audit Fees (1)	$822,000	$879,000
Audit-Related Fees	17,000	4,000
Tax Fees	0	0

Total Audit, Audit-Related and Tax Fees	839,000	883,000

All Other Fees:
Tax Fees—Other	0	0
All Other Fees	0	0

Total—Other Fees	0	0

Total—Fees	$839,000	$883,000

(1)	Audit fees include approximately $338,000 and $350,000 related to the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002 for the years ended December 25, 2005 and December 26, 2004, respectively.

Audit fees are for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including fees related to the audit of internal control over financial reporting), the review of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, consents issued and review of filings with the SEC.

Audit-related fees are fees for services that are reasonably related to the performance of or the review of our consolidated financial statements, including assistance with registration statements and due diligence work related to acquisitions.

Tax fees primarily include tax compliance, tax advice and tax planning, including the review of, and assistance in the preparation of, federal, state and foreign tax returns, and tax advice and planning relating to such taxes.

All other fees are for consultations on legal proceedings.

Policy on Pre-Approval of Audit and Non-Audit Services. The Audit Committee’s policy is to pre-approve audit and non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated limited diminimus pre-approval to management for items of a routine nature, and where the total fees for such engagement are expected to be less than $10,001. In addition, this authority is further limited to total engagements of less than $50,001 per year in the aggregate. Management is required to report any decisions to pre-approve such services to the full Audit Committee at its next meeting.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

Non-management directors are compensated with $10,000 in cash plus $10,000 of airline tickets and other travel accommodations for their services as directors. In addition, such directors are paid $2,500 in cash for each committee of the Board of Directors on which they serve, and may be granted stock options under the Plan. Mr. Sirpolaidis is also paid $10,000 in cash for his services as our Audit Committee Chairman. Non-management directors will also be reimbursed for all out-of-pocket expenses related to their service as directors.

Because Mr. Wiederecht serves on the Board as the designee of General Electric Pension Trust, he cannot personally accept compensation for his services. Cash compensation for his services has been paid directly to his employer, GE Asset Management Incorporated, for the benefit of General Electric Pension Trust.

Executive Compensation

The following table sets forth information with respect to the compensation paid for services rendered to us during the fiscal years ended December 25, 2005, December 26, 2004 and December 28, 2003 to Named Executive Officers:

Summary Compensation Table

	Year	Annual Compensation
Name and Principal Position		Salary	Bonus	Other Annual Compensation (1)
Edward S. Adams	2005	$400,000	$—	$26,510
Chairman of the Board, Chief Executive	2004	382,693	—	22,000
Officer and President	2003	350,000	—	12,000

Sam A. DeFranco	2005	274,900	70,000	7,200
President, Navigant International/East	2004	257,431	—	2,492
	2003	250,000	—	—

David F. Buskirk	2005	230,000	103,950	8,400
President, Navigant International/West	2004	201,878	—	8,400
	2003	190,801	—	8,400

Robert C. Griffith	2005	325,000	—	9,246
Chief Operating Officer, Chief Financial Officer	2004	316,346	—	9,246
and Treasurer	2003	294,750	—	8,400

Gary Pearce	2005	280,000	—	6,000
President, Navigant International/Central	2004	255,769	22,272	6,000
	2003	247,115	—	6,000

(1)	Represents automobile expenses and club memberships paid by us.

Stock Option Grants

There were no options granted to the Named Executive Officers during the fiscal years ended December 25, 2005.

Option Exercises and Holdings

The following tables set forth certain information regarding option exercises and unexercised options held by the Named Executive Officers at December 25, 2005:

Aggregated Option Exercises in Fiscal Year Ended December 25, 2005

and Fiscal Year-End 2005 Option Values

	Shares Acquired on Exercise (#)	Value Realized($)	Number of Securities Underlying Unexercised Options at December 25, 2005		Value of Unexercised In-the-Money Options at December 25, 2005 (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward S. Adams	—	—	991,532	5,000	$677,000	$0
Sam A. DeFranco	—	—	15,000	2,500	13,500	0
David S. Buskirk	—	—	25,985	2,500	33,273	0
Robert C. Griffith	—	—	97,204	5,000	20,000	0
Gary Pearce	—	—	6,250	—	23,750	0

(1)	The in-the-money value of unexercised options is equal to the excess of the per share market price of our Common Stock at December 25, 2005 over the per share exercise price multiplied by the number of unexercised options.

1998 Stock Incentive Plan

We have adopted the 1998 Stock Incentive Plan, or the Plan. The purpose of the Plan is to promote our long-term growth and profitability by providing employees with incentives to improve stockholder value and contribute to our growth and financial success. The Plan also allows us to attract, retain and reward highly motivated and qualified employees. The maximum percentage of shares of Common Stock that may be issued with respect to awards granted under the Plan is 30% of the outstanding Common Stock. The maximum number of shares that may be issued with respect to awards granted under the Plan to an individual in a calendar year may not exceed 1,100,000 shares. The Compensation Committee of the Board of Directors administers the Plan. All of our employees and the employees of our subsidiaries, as well as our non-employee directors, are eligible to receive awards under the Plan. The Plan authorizes the Compensation Committee to make awards of stock options, restricted stock and other stock-based awards. The Compensation Committee will determine the prices, vesting schedules, expiration dates and other material conditions under which such awards may be exercised. Incentive stock options and non-qualified stock options granted to employees are generally exercisable beginning one year from the date of grant in cumulative yearly amounts of 25% of the shares under option and generally expire ten years from the date of grant. Generally, options are issued at exercise prices equal to the market price at the date of grant. At December 25, 2005, we had 239,537 shares available for future option grants. The 1998 Stock Incentive Plan will remain active until all options have been granted, vested and/or forfeited.

Equity Compensation Plan Information – As of December 25, 2005

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,527,293	$10.48	239,537
Equity compensation plans not approved by stockholders

Total	2,527,293	$10.48	239,537

Employment Contracts and Related Matters

On November 3, 2004, Mr. Adams and Navigant entered into an Amendment to the Amended and Restated Employment Agreement. This Amendment increased his base annual compensation to $400,000. This amendment also provided that Mr. Adams may terminate his employment for up to two years after a change in control, and receive the post-termination payments, if, in Mr. Adams’ judgment his title, job responsibility, job location, base pay, benefits, or any of them individually are changed to his detriment. Any termination without cause by us shall be deemed a termination in connection with a change of control if the termination occurs within the three years following the change of control. If the Agreement is terminated by either party due to a change-of-control, Mr. Adams is entitled to receive his base salary, bonus (equal to the greater of any actual bonus he received in the year prior to the termination, or an amount equal to forty percent (40%) of his base annual salary) and health and dental benefits for three years from the date of termination. The Amendment also provides that, in the event of Mr. Adams’ death at a time when we are obligated to make post-termination payments, the post-termination payments would continue to be due and would be paid to Mr. Adams’ estate.

In addition, under the Agreement Mr. Adams is entitled to receive such perquisites and benefits as are customarily provided by Navigant to our employees, and an annual bonus as determined by our Board of Directors. Mr. Adams also receives an automobile allowance in the sum of $1,000 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Adams may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $10,000 per year. Upon termination of Mr. Adams by us without cause or termination due to disability, Mr. Adams is entitled to receive his base salary, bonus and health and dental benefits for eighteen months from the date of termination. The Agreement also prohibits Mr. Adams from engaging in certain activities deemed competitive with us or our affiliates during his employment with us and a period equal to the time during which Mr. Adams is receiving payments from us. In the case of a termination by us for cause, or by Mr. Adams for any reason, the non-competition period is fixed at three years.

On May 3, 2002, Mr. DeFranco and Navigant International/ Northeast, Inc., a subsidiary of Navigant, entered into an Employment Agreement. This Agreement set Mr. DeFranco’s base annual salary at $250,000, subject to annual reviews and increases. In addition, under the Agreement Mr. DeFranco is eligible, in each calendar year, to participate in such incentive bonus plans as may adopted by Navigant for its Regional Presidents, and is entitled to receive such perquisites and benefits as are customarily provided by Navigant to our employees. Mr. DeFranco also receives an automobile allowance in the sum of $600 per month. Upon termination of Mr. DeFranco by us without cause, or on account of a disability, Mr. DeFranco is entitled to receive his base salary, bonus and health and dental benefits for up to one year. The Agreement prohibits Mr. DeFranco from engaging in certain activities deemed competitive with us or our affiliates during his employment with us and a period equal to the time during which Mr. DeFranco is receiving payments from us. In the case of a termination by us for cause, or by Mr. DeFranco for any reason, the non-competition period is fixed at two years.

On April 5, 2004, Mr. Buskirk and Navigant International/ Southwest LLC, a subsidiary of Navigant, entered into an Employment Agreement. This Agreement set Mr. Buskirk’s base annual salary at $192,000, subject to annual reviews and increases. In addition, under the Agreement Mr. Buskirk is eligible, in each calendar year, to participate in such incentive bonus plans as may adopted by Navigant for its Regional Presidents, and is entitled to receive such perquisites and benefits as are customarily provided by Navigant to our employees. Mr. Buskirk also receives an automobile allowance in the sum of $600 per month. Upon termination of Mr. Buskirk by us without cause, or on account of a disability, Mr. Buskirk is entitled to receive his base salary, bonus and health and dental benefits for up to one year. The Agreement prohibits Mr. Buskirk from engaging in certain activities deemed competitive with us or our affiliates during his employment with us and a period equal to the time during which Mr. Buskirk is receiving payments from us. In the case of a termination by us for cause, or by Mr. Buskirk for any reason, the non-competition period is fixed at two years.

In June of 2005, Mr. Buskirk and Southwest LLC entered into an Amendment to Employment Agreement. This amendment also provided that Mr. Buskirk may terminate his employment for up to one years after a change in control, and receive the post-termination payments, if, in Mr. Buskirk’s judgment his title, job responsibility, job location, base pay, benefits, or any of them individually are changed to his detriment. Any termination without cause by us shall be deemed a termination in connection with a change of control if the termination occurs within the two years following the change of control. If the Agreement is terminated by either party due to a change of control, Mr. Buskirk is entitled to receive his base salary and health and dental benefits for one year from the date of termination. The Amendment also provides that, in the event of Mr. Buskirk’s death at a time when his employer is obligated to make post-termination payments, the post-termination payments would continue to be due and would be paid to Mr. Buskirk’s estate.

On November 3, 2004, Mr. Griffith and Navigant entered into an Amendment to the Amended and Restated Employment Agreement. This Amendment increased his base annual compensation to $325,000. This amendment also provided that Mr. Griffith may terminate his employment for up to two years after a change in control, and receive the post-termination payments, if, in Mr. Griffith’s judgment his title, job responsibility, job location, base pay, benefits, or any of them individually are changed to his detriment. Any termination without cause by us shall be deemed a termination in connection with a change of control if the termination occurs within the three years following the change of control. If the Agreement is terminated by either party due to a change-of-control, Mr. Griffith is entitled to receive his base salary, bonus (equal to the greater of any actual bonus he received in the year prior to the termination, or an amount equal to thirty percent (30%) of his base annual salary) and health and dental benefits for three years from the date of termination. The Amendment also provides that, in the event of Mr. Griffith’s death at a time when we are obligated to make post-termination payments, the post-termination payments would continue to be due and would be paid to Mr. Griffith’s estate.

In addition, under the Agreement Mr. Griffith is entitled to receive such perquisites and benefits as are customarily provided by Navigant to our employees, and an annual bonus as determined by our Board of Directors. Mr. Griffith also receives an automobile allowance in the sum of $700 per month, plus the reasonable costs of operating and maintaining such automobile. In addition, Mr. Griffith may seek reimbursement for various expenses, including club dues, membership fees, financial planning or tax assistance, but such reimbursement cannot exceed $5,000 per year. Upon termination of Mr. Griffith by us without cause or termination due to disability, Mr. Griffith is entitled to receive his base salary, bonus and health and dental benefits for eighteen months from the date of termination. The Agreement also prohibits Mr. Griffith from engaging in certain activities deemed competitive with us or our affiliates during his employment with us and a period equal to the time during which Mr. Griffith is receiving payments from us. In the case of a termination by us for cause, or by Mr. Griffith for any reason, the non-competition period is fixed at two years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is charged with determining the compensation of our most senior executive officers. The current members of the Compensation Committee are Messrs. Sirpolaidis, Minor and Ueberroth. No member of the Compensation Committee has ever been an officer of Navigant or any of its subsidiaries. None of our executive officers served on the board or the compensation committee of another entity that had one of its executive officers serve as a director of us or a member of our Compensation Committee.

Compensation Committee Report on Executive Compensation

The following report is submitted by the Compensation Committee, pursuant to rules established by the Securities and Exchange Commission, and provides certain information regarding compensation of the Company’s executive officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee establishes and reviews the compensation of our four most senior executive officers. The Compensation Committee also approves grants of options under the 1998 Stock Incentive Plan. The Compensation Committee’s goal is to design executive compensation packages that reward the achievement of both our short-term and long-term objectives, and which are comparable to the packages available to similarly placed executives within the corporate travel management industry and within companies of similar size as the Company.

Compensation Policy. The basic components of executive compensation are base salary, expense allowances, bonuses and options. Base salary and expense allowances are set in light of prevailing salaries and allowances for similarly placed executives within the corporate travel management industry. Bonuses and the award of options reward the achievement of our short-term and long-term objectives.

The increases to the executive officers’ base salaries in November 2004 were set based on a review of executive compensation and the recommendations of an independent compensation consultant engaged for this purpose by the Compensation Committee. The increases were based on such factors as market standards for similar positions, scope of authority and responsibility of each executive, personal performance of each executive and the overall growth and performance of the Company. The increases were looked to as a means to appropriately compensate such officers, retain their services, and motivate them to achieve our business objectives.

Long Term Incentives. The Compensation Committee believes that the grant of stock options is an appropriate method of compensating management for the long-term performance of the Company. The grant of stock options is intended to reward management for their efforts in contributing to the growth of the Company’s business, to motivate management to continue to contribute to such growth and to attract and retain officers of high caliber. No stock options were granted in 2005.

Additional Bonus. The Compensation Committee believes that the award of bonuses is an appropriate way to compensate executives for a significant contribution to the Company’s objectives, or for the attainment of results beyond expectations. We did not issue additional bonuses in 2005 for the four most senior executive officers because the Compensation Committee did not believe that the Company’s performance in 2005 warranted the award of bonuses.

Chief Executive Officer Compensation for Fiscal Year 2005. Mr. Adams’ compensation in the previous fiscal year consisted of base salary, expense allowances, and previously granted options to purchase the Company’s Common Stock.

Mr. Adams’ base salary was set in June of 1998, and was based primarily on prevailing salaries in the corporate travel management industry. The Compensation Committee also considered the increased duties and responsibilities Mr. Adams would have to undertake following the spin-off of the Company from U.S. Office Products in June of 1998 (the “Travel Distribution”). In the 2001 fiscal year, Mr. Adams’ annual base salary was increased to $350,000, but the increase did not take effect until after the salary cuts put in place after the September 11 attacks were restored in mid 2002. In the 2004 fiscal year, Mr. Adams’ annual salary was increased to $400,000. The Compensation Committee believes these increases were warranted due to market standards for a similar position, scope of authority and responsibility, personal performance and the overall growth and performance of the Company since the Travel Distribution from $171 million in annual revenue for the fiscal year ended December 27, 1998 to $492 million in annual revenue for the fiscal year ended December 25, 2005.

No bonuses or options were granted to Mr. Adams in 2003, 2004 or 2005 based on the Compensation Committee’s belief that his compensation package should be consistent with the other associates of the Company whose options and bonuses were generally not granted in 2003, 2004 and 2005.

COMPENSATION COMMITTEE

Vassilios Sirpolaidis

Ned A. Minor

John A. Ueberroth

Performance Graph

The following graph compares the stock price performance of the Company’s Common Stock for the period beginning June 9, 1998, the date of the Company’s initial public offering, and ending December 25, 2005, with the cumulative total return for the same period of (i) the Russell 2000 and (ii) a selected peer group. These comparisons assume an investment of $100 at the beginning of the period and the reinvestment of dividends paid during the period, if applicable.

Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

The peer group selected by the Company consists of companies active in certain sectors of the travel service industry, and which are publicly held. The Company believes that each company within the peer group is the largest publicly traded company in its respective sector. The Company believes that, within its industry class, the assembly of a peer group is difficult because the Company primarily competes with companies engaged in the corporate travel management sector of the travel service industry, but which are not publicly traded. The following companies comprise the peer group: Sabre Group Holdings, Inc., Ambassadors International, Inc. and Pegasus Solutions Inc.

Stockholder Proposals

Stockholder proposals for inclusion in the Company’s proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before April 14, 2006.

2005 ANNUAL REPORT ON FORM 10-K

THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 25, 2005 ACCOMPANIES THIS PROXY STATEMENT, AND WAS FILED ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) SHOULD ACCESS THE COMPANY’S WEBSITE AT WWW.TQ3NAVIGANT.COM OR ADDRESS A WRITTEN REQUEST TO NAVIGANT INTERNATIONAL, INC., ATTENTION: PAT DOUGHERTY, 84 INVERNESS CIRCLE EAST, ENGLEWOOD, CO 80112. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-K UPON PAYMENT OF A REASONABLE FEE.

OTHER BUSINESS

As of the date of this Proxy Statement, management was not aware of any business not described above that would be presented for consideration at the Meeting. If any other business properly comes before the Meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

EUGENE A. OVER, JR. Senior Vice President/Administration, General Counsel and Secretary

Englewood, Colorado

March 16, 2006

PROXY	PROXY

PROXY CARD

NAVIGANT INTERNATIONAL, INC.

Proxy Solicited by the

Board of Directors for the Annual Meeting of Stockholders for Fiscal Year Ended 2004

To be held on April 18, 2006

The undersigned hereby appoints Edward S. Adams and Eugene A. Over, Jr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Navigant International, Inc., which the undersigned is entitled to vote, at the Annual Meeting of Stockholders for the fiscal year ended 2004 (the “Meeting”) to be held on Tuesday, April 18, 2006, at 9:00 a.m., Mountain Standard Time, at Navigant corporate headquarters, 84 Inverness Circle East, Englewood, Colorado 80112, and at any and all adjournments thereof for the following purposes:

(1)    Election of Class I Directors:

John A. Ueberroth

☐ FOR the nominee listed below (except as marked to the contrary above)

☐ WITHHOLD AUTHORITY to vote for the nominee listed above

David W. Wiederecht

☐ FOR the nominee listed below (except as marked to the contrary above)

☐ WITHHOLD AUTHORITY to vote for the nominee listed above

(2)    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

(back of card)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING “FOR” ELECTION OF ALL THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Dated , 2006
SIGNATURE OF STOCKHOLDER
TITLE (If signing as attorney, executor, administrator, trustee, guardian or corporate official)

Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving title as such. If the signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, AS AGENT FOR THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.